UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AROTECH CORPORATION

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Arotech Corporation, a Delaware corporation (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on November 4, 2019, relating to the Agreement and Plan of Merger, dated as of September 22, 2019 (the “Merger Agreement”), by and among the Company, Argonaut Intermediate, Inc., a Delaware corporation (“Parent”), and Argonaut Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Stockholder Litigation

The following actions were commenced by purported stockholders of the Company, some of which were previously disclosed in the Company’s Schedule 14A filed on November 4, 2019 and the Additional Definitive Materials (the “Additional Materials”) filed on November 22, 2019:

i.	in the United States District Court for the Eastern District of New York, captioned Lasker v. Arotech Corporation, Case No. 1:19-cv-06036-PKC-SJB (the “Lasker Complaint”);

ii.	in the United States District Court for the District of Delaware, captioned Stein v. Arotech Corporation, Case No. 1:19-cv-02016-RGA (the “Stein Complaint”);

iii.	in the United States District Court for the District of Delaware, captioned Sabatini v. Arotech Corporation, Case No. 1:19-cv-02028-RGA (the “Sabatini Complaint”);

iv.	in the United States District Court for the Southern District of New York, captioned Creeks v. Arotech Corporation, Case No. 1:19-cv-010044 (the “Creeks Complaint”);

v.	in the United States District Court for the Eastern District of New York, captioned Fisher v. Arotech Corp., Case No. 1:19-cv-06441-CBA-LB (the “Fisher Complaint”);

vi.	in the Circuit Court for Washtenaw County in the State of Michigan, captioned Hill v. Arotech, Inc., Case No. 19-001185-CB (the “Hill Complaint”);

vii.	in the Circuit Court for Washtenaw County in the State of Michigan, captioned Girardi v. Jon B. Kutler, Case No. 19-01228-CB (the “Girardi Complaint”);

viii.	in the United States District Court for the Eastern District of Michigan, captioned Miller v. Arotech Corporation, Case No. 2:19-cv-13508-SJM-EAS (the “Miller Complaint”); and

ix.

in the United States District Court for the Eastern District of Michigan, captioned Riggle v. Arotech Corporation, Case No. 2:19-cv-13531-AJT-DRG (the “Riggle Complaint” and together with the Lasker Complaint, the Stein Complaint, the Sabatini Complaint, the Creeks Complaint, the Fisher Complaint, the Hill Complaint, the Girardi Complaint and the Miller Complaint, the “Complaints”).

While the Company believes that the disclosures set forth in the Proxy Statement and the Additional Materials comply fully with applicable law, in order to moot plaintiffs’ disclosure claims in the Complaints, avoid nuisance, cost and distraction that may result from litigation, and to preclude any efforts to delay the special meeting of stockholders and closing, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures to Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement and the Additional Materials, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement or the Additional Materials, the information contained herein supersedes the information contained in the Proxy Statement and the Additional Materials. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement or the Additional Materials.

The disclosure in the Proxy Statement in the section “SUMMARY—Litigation Relating to the Merger” beginning on page 7 is supplemented as follows:

By adding the following paragraphs after the fourth paragraph under the heading “Litigation Relating to the Merger” on page 8:

On November 26, 2019, Andrew Miller, a purported stockholder of the Company, filed a complaint against the Company and the members of its board, in the United States District Court for the Eastern District of Michigan, styled Miller v. Arotech Corporation, Case No. 2:19-cv-13508-SJM-EAS (the “Miller Action”). On November 27, 2019, Douglas Riggle filed a purported stockholder class action against the Company and the members of the board in the United States District Court for the Eastern District of Michigan, styled Riggle v. Arotech Corporation, Case No. 2:19-cv-13531-AJT-DRG (the “Riggle Action”). Miller and Riggle assert similar claims to those in the Stein Action and seek similar relief.

On November 18, 2019, Creeks filed a motion for preliminary injunction and sought expedited discovery. On November 20, 2019, the request for expedited discovery was denied. Following the Additional Materials filed on November 22, 2019, Creeks withdrew her request for a preliminary injunction. On December 2, 2019, Girardi filed a motion for preliminary injunction and sought expedited discovery. The motion for preliminary injunction seeks to enjoin the stockholder vote to be held at the special meeting until the Company discloses certain additional information regarding the background of the merger and the 2017 strategic review that did not lead to any transactions and concluded with the termination of the Company’s financial advisor in March 2018. The Company believes the motion for preliminary injunction is meritless.

By replacing the first sentence of the last paragraph under the heading “Litigation Relating to the Merger” on page 8 with the following sentence:

The outcome of this litigation cannot be predicted with certainty; however, we and our board believe that the allegations and claims asserted in the Lasker Action, Stein Action, Sabatini Action, Creeks Action, Fisher Action, Hill Action, Girardi Action, Miller Action, and Riggle Action are without merit.

The disclosure in the Proxy Statement in the section “SUMMARY—Interests of Certain Persons in the Merger” beginning on page 8 is supplemented as follows:

By replacing the second to last full sentence under the heading “Interests of Certain Persons in the Merger” on page 9 with the following sentence:

Jon B. Kutler, the chairman of our board, is a limited partner, and has a less than 1% passive interest, in certain funds controlled by Greenbriar, including Greenbriar Equity Fund IV, L.P.

The disclosure in the Proxy Statement in the section “THE MERGER—Background of the Merger” beginning on page 20 is supplemented as follows:

By adding the following sentences after the first sentence of the third paragraph under the heading “Background of the Merger” on page 20:

Among the alternatives considered in that strategic review process was a potential sale of the Company. In furtherance of identifying a potential strategic partner for such a transaction, approximately ten potential strategic partners were contacted and we entered non-disclosure agreements with less than half of these potential partners. None of those non-disclosure agreements included a standstill provision that was in effect during the Go Shop Period.

By deleting the first sentence of the sixth paragraph under the heading “Background of the Merger” on page 20 and inserting the following sentence as the last sentence of the fourth paragraph under the heading “Background of the Merger” on page 20:

Although Mr. Kutler’s financial position in the Greenbriar funds, including Greenbriar Equity Fund IV, L.P., was approximately 0.6%, out of an abundance of caution, Mr. Kutler recused himself from further discussions with Greenbriar and asked Larry Hagenbuch, an independent member of our board, to continue discussions with Greenbriar.

By replacing the fourth sentence of the last paragraph beginning on page 23 under the heading “Background of the Merger” with the following sentence:

The revised draft indicated for the first time that Greenbriar would be requesting a customary voting agreement from Mr. Kutler and contained certain changes related to our representations and warranties and other legal items of the merger agreement.

By replacing the first sentence of the last paragraph under the heading “Background of the Merger” on page 25 with the following sentences:

During the Go Shop Period, which expired at 12:01 a.m. Eastern Time on October 22, 2019, B. Riley contacted a total of 51 potential strategic and financial partners for us based on B. Riley’s professional judgment and knowledge of our industry. Taking into account such judgment and knowledge, including knowledge of the specific potential strategic partners involved in the 2017 process, B. Riley contacted some of the potential strategic candidates that were involved in the 2017 process during the Go Shop Period. During the Go Shop Period, two potential bidders entered into an acceptable confidentiality agreement with us that included a six month standstill provision that allowed the counterparty to make confidential proposals to the board (or a committee thereof) at any time and were provided the opportunity to have access to our management team.

The disclosure in the Proxy Statement in the section “THE MERGER—Interests of Certain Persons in the Merger” beginning on page 39 is supplemented as follows:

By replacing the second to last full sentence under the heading “Interests of Certain Persons in the Merger” on page 39 with the following:

Mr. Kutler, the chairman of our board, is a limited partner, and has a less than 1% passive interest, in certain funds controlled by Greenbriar, including Greenbriar Equity Fund IV, L.P.

The disclosure in the Proxy Statement in the section “LITIGATION RELATING TO THE MERGER” beginning on page 45 is supplemented as follows:

By adding the following paragraphs after the fourth paragraph under the heading “Litigation Relating to the Merger” on page 45:

On November 26, 2019, Andrew Miller, a purported stockholder of the Company, filed a complaint against the Company and the members of its board in the United States District Court for the Eastern District of Michigan. On November 27, 2019, Douglas Riggle filed a purported stockholder class action against the Company and the members of the board in the United States District Court for United States District Court for the Eastern District of Michigan. Miller and Riggle assert similar claims to those in the Stein Action and seek similar relief.

On November 18, 2019, Creeks filed a motion for preliminary injunction and sought expedited discovery. On November 20, 2019, the request for expedited discovery was denied. Following the Additional Materials filed on November 22, 2019, Creeks withdrew her request for a preliminary injunction. On December 2, 2019, Girardi filed a motion for preliminary injunction and sought expedited discovery. The motion for preliminary injunction seeks to enjoin the stockholder vote to be held at the special meeting until the Company discloses certain additional information regarding the background of the merger and the 2017 strategic review that did not lead to any transactions and concluded with the termination of the Company’s financial advisor in March 2018. The Company believes the motion for preliminary injunction is meritless.

By replacing the first sentence of the last paragraph under the heading “Litigation Relating to the Merger” on page 45 with the following sentence:

The outcome of this litigation cannot be predicted with certainty; however, we and our board believe that the allegations and claims asserted in the Lasker Action, Stein Action, Sabatini Action, Creeks Action, Fisher Action, Hill Action, Girardi Action, Miller Action, and Riggle Action are without merit.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving the Company and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company filed the Proxy Statement with the SEC on November 4, 2019. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AROTECH, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed Merger will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.arotech.com or by contacting the Company’s Investor Relations contact at Scott.Schmidt@arotechusa.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of shares of the Company’s common stock is set forth in the Proxy Statement. Free copies of this document may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.